Industry Canada | Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

CHC HELICOPTER CORPORATION

CORPORATION HELICOPTERE CHC

Name of corporation-Dénomination de la société

222233-7

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice;	☐	a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment;	☑	c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization;	☐	d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Richard G. Shaw
Director - Directeur

April 14, 2005 / le 14 avril 2005

Date of Amendment - Date de modification

Canada

Industry Canada	Industrie Canada	FORM 4 ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	FORMULAIRE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions		

1 -- Name of the Corporation - Dénomination sociale de la société	2 -- Corporation No. - Nº de la société
CHC HELICOPTER CORPORATION	222233-7

3 -- The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

To:

(a) subdivide each of the Class A Subordinate Voting Shares of the Corporation, whether issued or unissued, into two Class A Subordinate Voting Shares;

(b) subdivide each of the Class B Multiple Voting Shares of the Corporation, whether issued or unissued, into two Class B Multiple Voting Shares; and

(c) subdivide each of the Ordinary Shares of the Corporation, whether issued or unissued, into two Ordinary Shares.

Signature	Printed Name - Nom en lettres moulées	4 -- Capacity of - En qualité de	5 -- Tel. No. - Nº de tél.
[signature]	MARTIN LOCKYER	Secretary	604 279 2478

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT

MAR 31 2005

IC 30 69 (2003/06)

Canada

Industry Canada | Industrie Canada

Certificate of Amendment | **Certificat de modification**

Canada Business Corporations Act | **Loi canadienne sur les sociétés par actions**

CHC HELICOPTER CORPORATION

CORPORATION HELICOPTERE CHC

Name of corporation-Dénomination de la société

222233-7

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:

Je certifie que les statuts de la société susmentionnée ont été modifiés:

- ☐ a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice; / a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;
- ☐ b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares; / b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;
- ☑ c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment; / c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;
- ☐ d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization; / d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

Director - Directeur

November 18, 2003 / le 18 novembre 2003

Date of Amendment - Date de modification

Canada

Industry Canada	Industrie Canada
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

FORM 4
ARTICLES OF AMENDMENT
(SECTIONS 27 OR 177)

FORMULAIRE 4
CLAUSES MODIFICATRICES
(ARTICLES 27 OU 177)

1 — Name of the Corporation - Dénomination sociale de la société	2 — Corporation No. - N° de la société
CHC HELICOPTER CORPORATION/ CORPORATION HELICOPTERE CHC	222233-7

3 — The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

To provide for the following other provisions:

7. Other Provisions, if any.

"The board of directors may, in addition to filling vacancies as permitted by law, appoint one or more additional directors (subject to the maximum number of directors authorized pursuant to the articles), who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders."

Signature	Printed Name - Nom en lettres moulées	4 — Capacity of - En qualité de	5 — Tel. No. - N° de tél.
[signature]	Derrick F. Sturge	Corporate Secretary	709-570-0700

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT

NOV 18 2003

IC 3069 (2003/06)

Canada

Industry Canada / Industrie Canada

Canada Business Corporations Act / Loi canadienne sur les sociétés par actions

FORM 4
ARTICLES OF AMENDMENT
(SECTIONS 27 OR 177)

FORMULAIRE 4
CLAUSES MODIFICATRICES
(ARTICLES 27 OU 177)

1 — Name of the Corporation - Dénomination sociale de la société	2 — Corporation No. - Nº de la société
CHC HELICOPTER CORPORATION/ CORPORATION HELICOPTERE CHC	222233-7

3 — The articles of the above-named corporation are amended as follows: / Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

To provide for the following other provisions:

7. Other Provisions, if any.

"The board of directors may, in addition to filling vacancies as permitted by law, appoint one or more additional directors (subject to the maximum number of directors authorized pursuant to the articles), who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders."

Signature	Printed Name - Nom en lettres moulées	4 — Capacity of - En qualité de	5 — Tel. No. - Nº de tél.
[signature]	Derrick F. Sturge	Corporate Secretary	709-570-0700

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT

IC 3069 (2003/06)

Canada

Industry Canada Industrie Canada

Certificate of Amendment

Certificat de modification

Canada Business Corporations Act

Loi canadienne sur les sociétés par actions

CHC HELICOPTER CORPORATION
CORPORATION HELICOPTERE CHC

Name of corporation-Dénomination de la société

222233-7

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended

Je certifie que les statuts de la société susmentionnée ont été modifiés :

(a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice; ☐

a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;

(b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares; ☐

b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

(c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment; ☒

c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization. ☐

d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes.

[signature]

Director - Directeur

December 9, 1997/le 9 décembre 1997

Date of Amendment - Date de modification

Canada

Consumer and Corporate Affairs Canada | Consommation et Affaires commerciales Canada

Canada Business Corporations Act | Loi régissant les sociétés par actions de régime fédéral

FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 177)

FORMULE 4
CLAUSES MODIFICATRICES
(ARTICLES 27 OU 177)

1 — Name of corporation – Dénomination de la société	2 — Corporation No. — N° de la société
CHC HELICOPTER CORPORATION/ CORPORATION HELICOPTERE CHC	222233-7

3 — The articles of the above-named corporation are amended as follows: | Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

To increase the authorized capital of the Corporation by creating a class of an unlimited number of shares designated as Ordinary Shares, which shall have attached thereto the rights, privileges, restrictions and conditions set out in Schedule A annexed hereto.

Date	Signature	Title – Titre
December 9, 1997	[signature]	Chief Financial Officer and Secretary

7530-21-936-1387 (01-93) 46

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT
Filed - Déposée

SCHEDULE A

The Ordinary Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1 **Dividends**

1.1 Subject to (i) any preferences as to dividends provided to any shares ranking in priority to the Ordinary Shares, the Class A Subordinate Voting Shares or the Class B Multiple Voting Shares in respect of the payment of dividends, and (ii) Section 1.2 hereof, the Corporation shall pay dividends on the Ordinary Shares in an amount per share equal to any and each dividend paid in respect of a Class A Subordinate Voting Share (each, a "Class A Dividend") as provided herein.

1.2 Forthwith following each declaration by the Board of Directors of a Class A Dividend, an Independent Committee shall determine whether the payment of a dividend on each Ordinary Share equal on a per share basis to such Class A Dividend would likely receive Minority Approval. If the Independent Committee determines that Minority Approval for the payment of such a dividend in respect of the Ordinary Shares would likely be obtained, the Corporation shall, as soon as practicable after such payment has received Minority Approval and subject to applicable law, pay a dividend on each Ordinary Share then outstanding equal in amount to such Class A Dividend provided, in each case, that the payment of such dividend on the Ordinary Shares has received Minority Approval. If, in respect of any Class A Dividend, an Independent Committee determines in good faith that Minority Approval for the payment of a corresponding dividend in respect of the Ordinary Shares would not likely be obtained, or if Minority Approval is not obtained in respect of the payment of such a dividend on the Ordinary Shares, the Corporation shall not declare or pay a dividend on the Ordinary Shares and the Corporation shall have no liability or obligation to holders of Ordinary Shares in respect of any such dividend declared on the Class A Subordinate Voting Shares. Any such determination shall be final and binding on all holders of Ordinary Shares. The process contained herein for determining the payment of any dividend on the Ordinary Shares shall be repeated following each declaration of a Class A Dividend.

2 **Dissolution**

2.1 In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, all of the property and assets of the Corporation which remains after payment to the holders of any shares ranking in priority to the Class A Subordinate Voting Shares, the Class B Multiple Voting Shares and the Ordinary Shares in respect of payment upon liquidation, dissolution or winding-up of all

amounts attributable and properly payable to such holders of such other shares in the event of such liquidation, dissolution, winding-up or distribution, shall be paid or distributed equally, share for share, to the holders of the Class A Subordinate Voting Shares, the Class B Multiple Voting Shares and the Ordinary Shares, without preference or distinction.

3 Notice and Voting Rights

3.1 The holders of the Ordinary Shares shall be entitled to receive notice of and to attend (in person or by proxy) and be heard at all meetings of the shareholders of the Corporation (other than separate meetings of the holders of shares of any other class of shares of the Corporation or of shares of any series of shares of any such other class of shares) and to vote at all such meetings with each holder of Ordinary Shares being entitled to one vote per ten (10) Ordinary Shares held at all such meetings.

3.2 The holders of the Ordinary Shares shall not be entitled to vote separately as a class upon, and shall not be entitled to dissent in respect of, any proposal to: (i) increase or decrease any maximum number of authorized Ordinary Shares or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the Ordinary Shares; (ii) effect an exchange, reclassification or cancellation of all or part of the Ordinary Shares; or (iii) create a new class of shares equal or superior to the Ordinary Shares.

4 Lien

4.1 The Corporation shall have a first and paramount lien on each Ordinary Share for the prompt payment, as and when due and payable, of all amounts at any time owing by the holder of such Ordinary Share to the Corporation, whether existing at the time such holder acquired such Ordinary Share or incurred thereafter, matured or unmatured, direct, indirect or contingent, including any extensions or renewals thereof.

4.2 Other than in the cases of manifest error, entries by the Corporation on its books and records of the indebtedness of a holder of Ordinary Shares to the Corporation shall be prima facie proof of such indebtedness.

4.3 The lien referred to in Section 4.1 hereof may be enforced by the Corporation in accordance with its by-laws.

4.4 All share certificates representing Ordinary Shares shall bear the following legend:

> "The Ordinary Shares represented by this certificate are subject to a lien in favour of the Corporation for indebtedness due by the holder(s) thereof to the Corporation in accordance with the articles and by-laws of the Corporation."

5 **Redemption by Corporation**

5.1 Subject to the *Canada Business Corporations Act*, at any time following the determination by an Independent Committee that any of the following has occurred (each, a "Redemption Determination"):

(a) Newco is in breach of its representations, warranties or covenants under either of the Subscription Agreement or the Loan Agreement or a default has occurred thereunder;

(b) Holdco is in breach of any of its representations, warranties or covenants under any of the Subscription Agreement, the Holdco Guarantee Agreement or the Holdco Pledge or a default has occurred thereunder;

(c) Discovery is in breach of any of its representations, warranties or covenants under the Subscription Agreement or a default has occurred thereunder;

(d) Craig L. Dobbin or his successors or permitted assigns is in breach of any of their representations, warranties or covenants under any of the Subscription Agreement, the Dobbin Guarantee Agreement or the Dobbin Pledge or a default has occurred thereunder;

(e) any Subsidiary of the Corporation that is licensed as an air undertaking has lost, or may lose, such licence because such Subsidiary does not or may not comply with the ownership or control requirements of applicable law; or

(f) a take-over bid, merger, amalgamation, arrangement, reclassification of securities, capital reorganization or recapitalization of the Corporation or any of its Subsidiaries or any other transaction shall have been publicly proposed which, if completed, would result, directly or indirectly, in a person or company (other than Craig L. Dobbin) or combination of persons or companies acquiring or holding beneficial ownership of a majority of the outstanding equity shares of the Corporation or such Subsidiary or acquiring or holding effective control of the Corporation or such Subsidiary;

the Corporation shall, at its option, be entitled to redeem all (but not less than all) of the Ordinary Shares upon payment in lawful funds of Canada of an amount equal to the Redemption Amount. Such determination shall, in the absence of manifest error, be final and binding on all holders of Ordinary Shares.

5.2 The Corporation may exercise the option referred to in Section 5.1 hereof by giving notice in writing to the holder or holders of the Ordinary Shares specifying:

(i) that a Redemption Determination has been made and that the Corporation desires to redeem all of the Ordinary Shares registered in the name of such holder;

(ii) the day (the "Redemption Date") on which the Corporation desires to redeem such Ordinary Shares, which may be any day after the date on which such notice is given by the Corporation; and

(iii) the place of redemption.

The Corporation shall, on the Redemption Date, redeem such Ordinary Shares by paying to such holder an amount equal to the Redemption Amount on presentation and surrender of the certificate(s) for the Ordinary Shares so called for redemption at such place as may be specified in such notice. The certificate(s) for such Ordinary Shares shall thereupon be cancelled and the Ordinary Shares represented thereby shall thereupon be redeemed. Such payment shall be made by cheque payable at any branch of the Corporation's bankers for the time being in Canada. From and after the Redemption Date, such Ordinary Shares shall cease to be entitled to dividends and the rights on dissolution referred to in Section 2 hereof and the holder thereof shall not be entitled to exercise any of the rights of holders of Ordinary Shares in respect thereof unless payment of the said Redemption Amount is not made on the Redemption Date, in which case the rights of the holder of the said Ordinary Shares shall remain unaffected. On the Redemption Date, the Corporation shall have the right to deposit the Redemption Amount for all of the Ordinary Shares in a special account with any chartered bank or trust company in Canada to be paid, without interest, to or to the order of each holder of Ordinary Shares upon presentation and surrender of the certificate(s) representing the same and, upon such deposit being made, the Ordinary Shares shall be redeemed and the rights of the holders thereof, after such deposit, shall be limited to receiving, out of the moneys so deposited (and without interest), the Redemption Amount applicable to their respective Ordinary Shares against presentation and surrender of the certificate(s) representing such Ordinary Shares. Any Redemption Amount otherwise payable to a holder of Ordinary Shares may be set off against any indebtedness of such

holder to the Corporation and any such setting off shall constitute satisfaction of the payment of the Redemption Amount to the extent of such set off.

6 **Definitions**

For the purposes hereof, capitalized terms shall have the following meanings unless otherwise defined herein:

"Affiliate" has the meaning ascribed thereto in the Securities Act;

"Amount Paid Up" in respect of each Ordinary Share means the amount added upon the issuance of such Ordinary Share to the stated capital account of the Corporation maintained for the Ordinary Shares;

"Associate" has the meaning ascribed thereto in the Securities Act;

"Board of Directors" means the board of directors of the Corporation;

"Discovery" means Discovery Helicopters Inc., a corporation governed by laws of the Province of Ontario and its successors and assigns;

"Dobbin Guarantee Agreement" means a guarantee agreement among the Corporation and Craig L. Dobbin dated December 9, 1997, as such agreement may be amended from time to time in accordance with its terms;

"Dobbin Pledge" means a pledge agreement among the Corporation and Craig L. Dobbin dated December 9, 1997, as such agreement may be amended from time to time in accordance with its terms;

"Holdco" means 10644 Newfoundland Inc., a corporation governed by the laws of the Province of Newfoundland and its successors and assigns;

"Holdco Guarantee Agreement" means a guarantee agreement among the Corporation and Holdco dated December 9, 1997, as such agreement may be amended from time to time in accordance with its terms;

"Holdco Pledge" means a pledge agreement among the Corporation and Holdco dated December 9, 1997, as such agreement may be amended from time to time in accordance with its terms;

"Independent Committee" means such committee of the Board of Directors as may be formed from time to time for the purpose of making the determinations provided for herein, all of the members of which shall be Unrelated to the Corporation, any Significant Shareholder, any holder of Ordinary Shares and any Associate or Affiliate of any of them;

"Loan Agreement" means a loan agreement between Newco and the Corporation dated December 9, 1997, as such agreement may be amended from time to time in accordance with the terms thereof;

"Minority Approval" means, in addition to any other approval required by law, the approval by a majority of the votes cast at a duly called meeting of holders of securities of the Corporation that carry with them the right to vote at meetings to elect the directors of the Corporation after excluding the votes which, to the knowledge of the Corporation or its directors or senior officers (after reasonable inquiry), attach to securities which are held, or are beneficially owned or over which control or direction is exercised, directly or indirectly, by (i) a Significant Shareholder, (ii) any holder of Ordinary Shares, (iii) any Associate or Affiliate of any of them, and (iv) any director or officer of any of the foregoing;

"Newco" means O.S. Holdings Inc., a corporation incorporated under the laws of the Province of Newfoundland and its successors and assigns;

"Redemption Amount" in respect of each Ordinary Share means the Amount Paid Up thereon plus all declared but unpaid dividends thereon to the Redemption Date.

"Securities Act" means the *Securities Act* (Ontario), R.S.O. 1990, c. S.5 as amended up to and including November 1, 1997;

"Significant Shareholder" means any person or company who, to the knowledge of the Corporation or its directors or senior officers (after reasonable inquiry), either alone or in conjunction with others, holds, beneficially owns or exercises control or direction over, directly or indirectly, securities of the Corporation representing in excess of 20% of the votes attached to all of the securities of the Corporation then outstanding;

"Subscription Agreement" means a subscription agreement among the Corporation, Newco, Holdco, Discovery and Craig L. Dobbin dated

December 9, 1997, as such agreement may be amended from time to time in accordance with its terms;

"Subsidiary" has the meaning ascribed thereto in the Securities Act; and

"Unrelated" shall have the same meaning as provided in The Toronto Stock Exchange's requirements with respect to disclosure of corporate governance practices and whether or not any director is unrelated shall be determined in the same manner as set out in such requirements, in each case as such requirements existed on November 1, 1997.

Industry Canada Industrie Canada

Certificate of Amendment

Certificat de modification

Canada Business Corporations Act

Loi canadienne sur les sociétés par actions

CHC HELICOPTER CORPORATION
CORPORATION HELICOPTERE CHC

222233-7

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended

Je certifie que les statuts de la société susmentionnée ont été modifiés :

(a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice; ☐ a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint;

(b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares; ☒ b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

(c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment; ☐ c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization. ☐ d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes.

Director - Directeur

December 24, 1996/le 24 décembre 1996
Date of Amendment - Date de modification

Canada

CHC HELICOPTER CORPORATION
CORPORATION HELICOPTERE CHC

ARTICLES OF AMENDMENT

SCHEDULE I

The board of directors, in accordance with the rights, privileges, restrictions and conditions attaching to the Second Preferred Shares of the Corporation hereby designate 10,000,000 of the Second Preferred Shares as Second Preferred Shares, Series B and determine that the Second Preferred Shares, Series B (the "Series B Shares") shall, in addition to the rights, privileges, restrictions and conditions attaching to the Second Preferred Shares as a class, carry and be subject to the following rights, privileges, restrictions and conditions:

(i) no dividends shall at any time be declared or paid on or set apart for the Series B Shares or any of them;

(ii) subject to the provisions of the *Canada Business Corporations Act*(the "Act"), the holders of the Series B Shares shall be entitled to receive notice of, but shall not be entitled to vote at, meetings of shareholders of the Corporation;

(iii) in the event of a liquidation, dissolution or winding-up or other distribution of assets of the Corporation among the shareholders for the purpose of winding-up its affairs, a holder of a Series B Share shall be entitled to receive out of the assets and property of the Corporation, before any amount is paid or any property or assets of the Corporation are distributed to the holders of any share of the Corporation ranking junior to the Second Preferred Shares (including the Class A Subordinate Voting Shares and the Class B Multiple Voting Shares), an amount per share equal to

(a) the value of the property and assets of the Corporation which will remain after payment to the holders of any shares ranking in priority to the Second Preferred Shares of all amounts properly payable to such holders of such other shares in the event of such liquidation, dissolution, winding-up or distribution; divided by

(b) the aggregate number of Second Preferred Shares and all shares ranking equal or junior to the Second Preferred Shares then outstanding;

(iv) subject to the Act, the Corporation shall, at its option, be entitled to redeem at any time or times all or any part of the Series B Shares upon payment in lawful funds of Canada of $0.005 per share, less any applicable withholding

tax, (the "Redemption Amount") and upon giving notice thereof in accordance with the provisions of paragraph (v) hereof;

(v) the Corporation shall, prior to redeeming the whole or any part of the outstanding Series B Shares, give notice to each holder of Series B Shares to be redeemed, in writing, at the latest address of the holder as shown on the books of the Corporation, at least ten (10) days prior to the date fixed for redemption or such shorter period of time as the Corporation and the holder of any Series B Shares may agree. Such notice shall set out the number of Series B Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Amount. Such notice shall also set out the date on which the redemption is to take place and, on or after the date so specified for redemption the Corporation shall pay or cause to be paid to each of the holders of such Series B Shares to be redeemed the Redemption Amount of such shares to be redeemed on such redemption date on presentation and surrender, at the registered office of the Corporation or at any other place or places designated by such notice, of the certificate or certificates for such Series B Shares so called for redemption. From and after the redemption date, such Series B Shares shall cease to be entitled to exercise any of the rights of holders in respect thereof unless payment of the Redemption Amount is not made on the redemption date, in which case the rights of the holder of such Series B Shares shall remain unaffected. On the redemption date, the Corporation may deposit the Redemption Amount in a special interest-bearing account with any chartered Bank or Trust Company in Canada or the United Kingdom named in the notice of redemption with such amount to be paid to or to the order of the respective holders of such Series B Shares called for redemption upon presentation and surrender of the certificate(s) representing the same. Upon such deposit being made, the Series B Shares in respect of which such deposit has been made shall be conclusively considered to have been redeemed and the rights of the holders thereof, after such deposit, shall be limited to receiving, out of the money so deposited, the Redemption Amount (together with a proportionate share of any interest accrued upon such deposit) against presentation and surrender of the certificate(s) representing such Series B Shares.

Industry Canada   Industrie Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi régissant les sociétés par actions de régime fédéral

CHC HELICOPTER CORPORATION
CORPORATION HELICOPTERE CHC

222233-7

Name of corporation-Dénomination de la société

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended

Je certifie que les statuts de la société susmentionnée ont été modifiés :

(a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice; ☐

a) en vertu de l'article 13 de la *Loi régissant les sociétés par actions de régime fédéral*, conformément à l'avis ci-joint;

(b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares; ☐

b) en vertu de l'article 27 de la *Loi régissant les sociétés par actions de régime fédéral*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

(c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment; ☒

c) en vertu de l'article 179 de la *Loi régissant les sociétés par actions de régime fédéral*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization; ☐

d) en vertu de l'article 191 de la *Loi régissant les sociétés par actions de régime fédéral*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

(e) under section 192 of the *Canada Business Corporations Act* as set out in the attached articles of arrangement. ☐

e) en vertu de l'article 192 de la *Loi régissant les sociétés par actions de régime fédéral*, tel qu'il est indiqué dans les clauses d'arrangement ci-jointes.

Director - Directeur

February 23, 1994/le 23 février 1994
Date of Amendment - Date de modification

Canada

Consumer and Corporate Affairs Canada | Consommation et Affaires commerciales Canada

Canada Business Corporations Act | Loi régissant les sociétés par actions de régime fédéral

FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 177)

FORMULE 4
CLAUSES MODIFICATRICES
(ARTICLES 27 OU 177)

1 — Name of corporation — Dénomination de la société	2 — Corporation No. — N° de la société
CHC HELICOPTER CORPORATION	222233-7

3 — The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

The annexed Schedule I is incorporated in this form.

Date	Signature	Title — Titre
Feb. 23/94	[signature]	Director

7530-21-936-1387 (01-93) 46

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT
Filed – Déposée FEB FEV 23 1994

SCHEDULE I

1. The board of directors, in accordance with the rights, privileges, restrictions and conditions attaching to the Second Preferred Shares of the Corporation hereby designate 10,000,000 of the Second Preferred Shares as Second Preferred Shares, Series A and determine that the Second Preferred Shares, Series A (the "Series A Shares") shall, in addition to the rights, privileges, restrictions and conditions attaching to the Second Preferred Shares as a class, carry and be subject to the following rights, privileges, restrictions and conditions:

(i) subject to the provisions of paragraph (ii) hereof, no dividends shall at any time be declared or paid on or set apart for the Series A Shares or any of them;

(ii) in the event that the Corporation is in default of its obligation to purchase or arrange for the purchase of the Series A Shares in accordance with the terms of a Shareholder's Agreement made February,1994 among the Corporation, British International Helicopters Limited (In Administration) and J.A. Talbot, A. W. Brierley, M.L. McKillop and I.T. Watters, the holder of a Series A Share shall be entitled to receive out of the monies of the Corporation properly applicable to the payment of dividends a fixed, cumulative preferential dividend thereon at a rate of 10% per annum of the Redemption Amount thereof (as such term is defined herein), payable quarterly on the last day of January, April, July and October in each year. Such dividends shall accrue on a day to day basis from the date of such default until such default has been cured;

(iii) subject to the provisions of the Canada Business Corporations Act, the holders of the Series A Shares shall be entitled to receive notice of, but shall not be entitled to vote at, meetings of shareholders of the Corporation;

(iv) in the event of a liquidation, dissolution or winding-up or other distribution of assets of the Corporation among the shareholders for the purpose of winding- up its affairs, a holder of a Series A Share shall be entitled to receive out of the assets and property of the Corporation, before any amount is paid or any property or assets of the Corporation are distributed to the holders of any share of the Corporation ranking junior to the Second Preferred Shares (including the Class A Subordinate Voting Shares and the Class B Multiple Voting Shares), an amount per share equal to

  (a) the value of the property and assets of the Corporation which will remain after payment to the holders of any shares ranking in priority to the Second Preferred Shares of all amounts

properly payable to such holders of such other shares in the event of such liquidation, dissolution, winding-up or distribution; divided by

(b) the aggregate number of Second Preferred Shares and all shares ranking equal or junior to the Second Preferred Shares then outstanding

together with any accrued and unpaid dividends thereon, if any;

(v) subject to the Canada Business Corporations Act, the Corporation shall, at its option, be entitled to redeem at any time or times all or any part of the Series A Shares upon payment in lawful funds of the United Kingdom of 12.5p per share (the "Redemption Amount"), together with any accrued and unpaid dividends thereon, and upon giving notice thereof in accordance with the provisions of paragraph (vi) hereof;

(vi) the Corporation shall, prior to redeeming the whole or any part of the outstanding Series A Shares, give notice to each holder of Series A Shares to be redeemed, in writing, at the latest address of the holder as shown on the books of the Corporation, at least ten (10) days prior to the date fixed for redemption or such shorter period of time as the Corporation and the holder of any Series A Shares may agree. Such notice shall set out the number of Series A Shares held by the person to whom it is addressed which are to be redeemed, the Redemption Amount and all dividends declared thereon and unpaid, if any. Such notice shall also set out the date on which the redemption is to take place and, on or after the date so specified for redemption the Corporation shall pay or cause to be paid to each of the holders of such Series A Shares to be redeemed the Redemption Amount of such shares and all dividends declared thereon and unpaid, if any, for each Series A Share to be redeemed on such redemption date on presentation and surrender, at the registered office of the Corporation or at any other place or places designated by such notice, of the certificate or certificates for such Series A Shares so called for redemption. From and after the redemption date, such Series A Shares shall cease to be entitled to exercise any of the rights of holders in respect thereof unless payment of the Redemption Amount (together with any accrued and unpaid dividends on such Series A Shares) is not made on the redemption date, in which case the rights of the holder of such Series A Shares shall remain unaffected. On the redemption date, the Corporation may deposit the Redemption Amount (together with any accrued and unpaid dividends on the Series A Shares to be redeemed) in a special interest-bearing account with any chartered

Bank or Trust Company in Canada or the United Kingdom named in the notice of redemption with such amount to be paid to or to the order of the respective holders of such Series A Shares called for redemption upon presentation and surrender of the certificate(s) representing the same. Upon such deposit being made, the Series A Shares in respect of which such deposit has been made shall be conclusively considered to have been redeemed and the rights of the holders thereof, after such deposit, shall be limited to receiving, out of the money so deposited, the Redemption Amount (together with any accrued and unpaid dividends thereon and a proportionate share of any interest accrued upon such deposit) against presentation and surrender of the certificate(s) representing such Series A Shares.

Industry and Science Canada | Industrie et Sciences Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi régissant les sociétés par actions de régime fédéral

CHC HELICOPTER CORPORATION
CORPORATION HELICOPTERE CHC

222233-7

Name of corporation - Dénomination de la société

Corporation number - Numéro de la société

I hereby certify that the articles of the above-named corporation were amended

Je certifie que les statuts de la société susmentionnée ont été modifiés:

(a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice; ☐

a) en vertu de l'article 13 de la *Loi régissant les sociétés par actions de régime fédéral*, conformément à l'avis ci-joint;

(b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares; ☐

b) en vertu de l'article 27 de la *Loi régissant les sociétés par actions de régime fédéral*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

(c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment; ☒

c) en vertu de l'article 179 de la *Loi régissant les sociétés par actions de régime fédéral*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization; ☐

d) en vertu de l'article 191 de la *Loi régissant les sociétés par actions de régime fédéral*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;

(e) under Section 192 of the *Canada Business Corporations Act* as set out in the attached articles of arrangement. ☐

e) en vertu de l'article 192 de la *Loi régissant les sociétés par actions de régime fédéral*, tel qu'il est indiqué dans les clauses d'arrangement ci-jointes.

Director - Directeur

November 2, 1993/le 2 novembre 1993

Date of Amendment - Date de modification

Canada

0432

Consumer and Corporate Affairs Canada | Consommation et Affaires commerciales Canada

Canada Business Corporations Act | Loi régissant les sociétés par actions de régime fédéral

FORM 4
ARTICLES OF AMENDMENT
(SECTION 27 OR 177)

FORMULE 4
CLAUSES MODIFICATRICES
(ARTICLES 27 OU 177)

1 — Name of corporation — Dénomination de la société	2 — Corporation No. — N° de la société
CHC HELICOPTER CORPORATION CORPORATION HELICOPTERE CHC	222233-7

3 — The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

to change the share provisions attaching to the Class A Subordinate Voting Shares and Class B Multiple Voting Shares as follows:

(a) to redesignate paragraphs 7.1(g), (h), (i), (j), (k) and (l) of such share provisions as paragraphs 7.1(h), (i), (j), (k), (l) and (m), respectively;

(b) to insert the following as a new paragraph 7.1(g) of such share provisions:

"(g) "Immediate Family" means a spouse, sibling, child, or grandchild, whether related through birth, marriage or adoption;"; and

(c) to delete paragraph 7.3(b) of such share provisions in its entirety and replace it with the following:

"made to (i) any member of the Immediate Family of Craig L. Dobbin, (ii) a corporation that is wholly-owned by any member of the Immediate Family of Craig L. Dobbin, or (iii) a testamentary trust, the sole beneficiaries of which are members of the Immediate Family of Craig L. Dobbin;".

Date	Signature	Title — Titre
Nov 1, 1993	[signature]	Director

...-21-936-1387 (01-93) 46

FOR DEPARTMENTAL USE ONLY – À L'USAGE DU MINISTÈRE SEULEMENT
Filed – Déposée
NOV - 2 1993